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                                                                    EXHIBIT 99.1

                                               FOR MORE INFORMATION, CONTACT:
                                               Cygnus, Inc.
                                               Cygnus Corporate Communications
                                               (650) 369-4300 (option 2)
                                               www.cygn.com

           CYGNUS AND ANIMAS CORPORATION ENTER INTO $10 MILLION ASSET
                              PURCHASE AGREEMENT.

FOR IMMEDIATE RELEASE

REDWOOD CITY, CA, DECEMBER 17, 2004 -- CYGNUS, INC. (OTC BULLETIN BOARD: CYGN) announced today that it had entered into an Asset Purchase Agreement with Animas Corporation (NASDAQ: PUMP) pursuant to which Animas will acquire certain assets of Cygnus (the "Acquisition") for a purchase price of $10 million in cash. The assets to be sold by Cygnus to Animas include substantially all of Cygnus' intellectual property rights, fixed assets, supplier, manufacturing and license agreements, inventory and tangible personal property.

Assets excluded from the Acquisition include Cygnus' cash and cash equivalents, accounts receivable and its arbitration claim against Ortho-McNeil Pharmaceutical, Inc., a Johnson & Johnson company.

The Asset Purchase Agreement was unanimously approved by the Cygnus Board of Directors. Cygnus currently expects the Acquisition to close in the first quarter of 2005, subject to certain conditions. First Albany Capital Inc. served as the Company's exclusive financial advisor for this transaction.

Cygnus will submit for a stockholder vote two proposals: to approve the Acquisition and to approve a plan of dissolution. Cygnus will be filing a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (SEC). The Acquisition and the liquidation proposals are not conditioned upon one another.

If the Acquisition and plan of dissolution are approved by stockholders and the Acquisition closes, Cygnus will complete the liquidation of its remaining assets and satisfy its remaining obligations. Upon the closing of the Acquisition, Cygnus would settle its obligations with Sanofi Aventis and the lien on Cygnus' assets would be released. Cygnus would use its remaining cash to fund its further scaled-back operating expenses and the expenses of prosecuting the arbitration claim against Ortho-McNeil Pharmaceutical, Inc. As previously disclosed, Cygnus is seeking $34.6 million in damages in this arbitration. The outcome of the arbitration matter is inherently uncertain. There is risk inherent in all litigation. Accordingly, it is impossible to predict whether Cygnus will prevail in the arbitration matter, or to determine the amount of money, if any, Cygnus will recover. Upon the resolution of the arbitration, Cygnus would make a distribution to stockholders of any remaining liquidation proceeds.

If the Acquisition is not completed, whether due to the failure of stockholders to approve the transaction or any other reason, Cygnus would likely file for, or be forced to resort to, bankruptcy protection and it is unlikely that there would be funds available for a distribution to stockholders.

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In a separate transaction, Cygnus signed a lease termination agreement with its
Redwood City facility whereby Cygnus paid a termination fee of $500,000, forfeited its security deposit of approximately $77,600 and will leave certain trade fixtures and personal property in the facility when the Company vacates on or before March 31, 2005. The early termination relieves the Company of its contractual obligations of approximately $3.7 million for the remaining lease term through April 30, 2009.

STOCKHOLDERS OF CYGNUS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other relevant documents when they become available by contacting Cygnus, Inc., 400 Penobscot Drive, Redwood City, CA 94063-4719. In addition, documents filed with the SEC by Cygnus will be available free of charge at the SEC's web site at www.sec.gov.

INFORMATION REGARDING THE IDENTITY OF THE PERSONS WHO MAY, UNDER SEC RULES, BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF STOCKHOLDERS OF CYGNUS IN CONNECTION WITH THE TRANSACTION, AND THEIR DIRECT AND INDIRECT INTEREST, BY SECURITY HOLDING OR OTHERWISE, IN THE SOLICITATION, WILL BE SET FORTH IN A PROXY STATEMENT THAT WILL BE FILED BY CYGNUS WITH THE SEC.

THE GLUCOWATCH G2(R) BIOGRAPHER AND AUTOSENSORS WILL REMAIN AVAILABLE FOR PURCHASE UNTIL THE COMPLETION OF THE ACQUISITION. TO PURCHASE THESE PRODUCTS, CALL 1-866-GLWATCH (1-866-459-2824). AFTER COMPLETION OF THE ACQUISITION, THEN FUTURE AVAILABILITY OF GLUCOWATCH G2(R) BIOGRAPHER PRODUCTS WILL BE DETERMINED BY ANIMAS.

                                  ABOUT CYGNUS

Cygnus (www.cygn.com and www.glucowatch.com) has developed, manufactured and commercialized new and improved glucose-monitoring devices. Cygnus' products are designed to provide more data to individuals and their physicians and enable them to make better-informed decisions on how to manage diabetes. The three generations of Cygnus' GlucoWatch Biographers are the only products approved by the FDA that provide frequent, automatic and non-invasive measurement of glucose levels. Cygnus believes its products represent the most significant commercialized technological advancement in self-monitoring of glucose levels since the advent of "finger-stick" blood glucose measurement approximately 20 years ago. The Biographer is not intended to replace the common "finger-stick" or alternative site testing methods, but is indicated as an adjunctive device to supplement blood glucose testing to provide more complete, ongoing information about glucose levels.

Some of the statements in this news release are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about Cygnus' plans, objectives, expectations, intentions and assumptions and other statements contained in this news release that are not statements of historical fact. Forward-looking statements include, but are not limited to statements about the consummation of the Acquisition including obtaining stockholder approval, the outcome of the Ortho-McNeil Pharmaceutical arbitration, the ability to satisfy Cygnus' obligations without resorting to protection under bankruptcy laws, the timing and amounts of distribution of liquidation proceeds to stockholders, the capabilities and potential of the GlucoWatch G2 Biographer business, Cygnus' ability to achieve market acceptance of the GlucoWatch G2 Biographer, Cygnus' ability to manufacture the GlucoWatch G2 Biographer, and Cygnus' plans for other commercialization alliances. In some cases, you can identify these statements by words such as "may," "will," "should," "estimates," "predicts," "potential," "continues," "strategy," "believes," "anticipates," "plans," "expects," "intends" and similar expressions. Cygnus cannot guarantee future results, levels of activity, performance or achievements. Cygnus' actual results and the timing of certain events may differ significantly from the results and timing discussed in this news release. With respect to the sale of assets and liquidation, many of the risks and uncertainties involved are beyond Cygnus' control. These risks and uncertainties include, but are

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not limited to, the ability to obtain stockholder approval of the transactions and to satisfy the other closing conditions to the Acquisition, the risk that Cygnus incurs additional liabilities that Cygnus does not now anticipate, that Cygnus' expenses, including the expenses in prosecuting the arbitration matter, may be higher than expected whether due to length of time involved or otherwise, that the settlement of Cygnus' liabilities could be higher than expected, and, since litigation is inherently uncertain, the possibility that Cygnus receives no recovery at all in the arbitration matter. All forward-looking statements included in this news release are based on information available to Cygnus on the date hereof, and Cygnus assumes no obligation to update any such forward-looking statements.

NOTE: "GlucoWatch" and "G2" are registered trademarks of Cygnus, Inc.